EXHIBIT 99.1

General Employment Enterprises, Inc., Oakbrook Terrace Tower, Suite 2200, Oakbrook Terrace, IL  60181, (630) 954-0400

FOR IMMEDIATE RELEASE:	February 27, 2013

COMPANY:	General Employment Enterprises, Inc.

CONTACT:	Michael K. Schroering
Chairman of the Board & Chief Executive Officer
Phone: (630) 954-0400
Fax: (630) 954-0595
E-mail: invest@genp.com

General Employment Enterprises, Inc. Receives Notice Regarding NYSE MKT’s Continued Listing Standards

OAKBROOK TERRACE, IL, February 27, 2013 –  General Employment Enterprises, Inc. (NYSE MKT: JOB) (the “Company”) today announced that on February 21, 2013, the Company received a letter (the “Letter”) from NYSE MKT, LLC (the “NYSE MKT”) which stated, among other things, that the Company has failed to timely file its quarterly financial statement with the SEC for the quarter ended December 31, 2012, and that the timely filing of this report is a condition to the Company’s continued listing on the NYSE MKT pursuant to Sections 134 and 1101 of the NYSE MKT’S Company Guide (the “Company Guide”).  The Company has furnished a plan to the NYSE MKT, as previously required, advising the NYSE MKT of an action plan it has taken that will bring the Company in compliance with Sections 134 and 1101 of the NYSE MKT’s Company Guide by April 17, 2013.  The Company and its new independent registered public accounting firm are working diligently to finalize the Company’s financial statements in order to allow the Company to file its annual report for its fiscal year ended September 30, 2012 and the quarterly report for the period ended December 31, 2012.

If the NYSE MKT determines that the Company has made a reasonable demonstration of its ability to return to compliance with the continued listing standards, the NYSE MKT may accept the Plan and the Company would then be able to continue its listing during the Plan period, during which time the Company will be subject to periodic reviews by the NYSE MKT.  If the NYSE MKT does not accept the Plan, the Company will be subject to delisting proceedings.  As previously reported, if the Plan is accepted, but the Company is not in compliance with all the continued listing standards of the Company Guide by April 17, 2013, or if the Company does not make progress consistent with the Plan during the Plan period, the NYSE MKT may initiate delisting proceedings.  The Company may appeal a determination by the NYSE MKT to initiate delisting proceedings in accordance with Section 1010 and Part 12 of the Company Guide.  There can be no assurance that the Company’s Plan will be accepted by the NYSE MKT, or that, if accepted, the Company will be able to successfully implement the Plan and return to compliance with the NYSE MKT’s continued listing standards within the required time period.

The Company’s common stock continues to trade on the NYSE MKT stock exchange under the symbol “JOB,” but will become subject to the trading symbol extension “.LF” to denote non-compliance with the NYSE MKT’s continued listing standards.

About General Employment

General Employment Enterprises, Inc. (the “Company”) was incorporated in the State of Illinois in 1962 and is the successor to employment offices doing business since 1893.  The Company’s segments consist of the following: (a) professional placement services specializing in the placement of information technology, engineering, and accounting professionals for direct hire and contract staffing, (b) temporary staffing services in the agricultural industry and (c) temporary staffing services in light industrial staffing..

Forward-Looking Statements

The statements made in this press release that are not historical facts are forward-looking statements.  Such forward-looking statements often contain or are prefaced by words such as “will” and “expect.” As a result of a number of factors, the Company’s actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause the Company’s actual results to differ materially from those in the forward-looking statements include, without limitation, those factors set forth under the heading “Forward-Looking Statements” in the Company’s  annual report on Form 10-K for the fiscal year ended September 30, 2011, and in the Company’s other filings with the Securities and Exchange Commission.  The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.